Exhibit 10.60

COMMENCEMENT DATE AGREEMENT

AGREEMENT made this 12th day of March, 2009, by and between Normandy Concord Acquisition, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”), and Kayak Software Corporation, a Delaware corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Office Lease Agreement dated as of September 26, 2008 (the “Lease”) for 14,397 rentable square feet on the third floor of the Building located at 300 Baker Avenue, Concord, MA; and

WHEREAS, Landlord and Tenant desire to memorialize the Commencement Date and certain other terms of the Lease.

NOW, THEREFORE, the parties do hereby agree as follows:

1.	All capitalized terms used herein and not otherwise defined herein have the meaning given in the Lease.

2.	Notwithstanding any provision of the Lease to the contrary:

(i)	The Commencement Date is deemed to be February 20, 2009; and

(ii)	The Rent Commencement Date* is deemed to be February 20, 2009; and

(iii)	The Termination Date shall be February 29, 2016.

* Tenant shall only be obligated to pay Base Rent on 10,000 rentable square feet for the initial six (6) months of the Lease Term.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:		LANDLORD:

Kayak Software Corporation		Normandy Concord Acquisition, LLC
BY:	/s/ Paul Schwenk	By:	/s/ Raymond P. Trevisan
Name:	Paul Schwenk	Name:	Raymond P. Trevisan
Title:	SVP Engineering	Title:	Vice President
Date:	4/15/09